UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 19, 2011

MATTHEWS INTERNATIONAL CORPORATION
 (Exact name of registrant as specified in its charter)

Pennsylvania	0-9115	25-0644320
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

TWO NORTHSHORE CENTER PITTSBURGH, PENNSYLVANIA 15212-5851
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:	412-442-8200

Item 5.02                      Departure of Director.

Effective February 19, 2011, Martin Schlatter resigned from the Board of Directors (the “Board”) of Matthews International Corporation (the “Company”).  The resignation was not due to any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Through his professional responsibilities, Mr. Schlatter recently relocated to Europe, which made his continued participation on the Board difficult and impractical. Accordingly, the Board has agreed to accept Mr. Schlatter’s resignation.  The Company thanks Mr. Schlatter for his many contributions to the Company and wishes him continued success in his future endeavors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION

Date: February 24, 2011	By:	/s/ Steven F. Nicola
Steven F. Nicola
Chief Financial Officer, Secretary, and Treasurer